UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2020

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Compensation

On March 29, 2020, in light of the uncertainty created by the effects of the COVID-19 pandemic and the company’s initiatives to reduce operating and corporate costs, Revathi Advaithi, the Chief Executive Officer of Flex Ltd. (the “Company”), proposed and the Board of Directors (the “Board”) agreed to reduce her base salary by 50% during the first two quarters of fiscal year 2021. The Company’s other named executive officers proposed and the Board agreed to reduce their base salaries by 30% during the first two quarters of fiscal year 2021.

For purposes of the Company’s annual incentive bonus plan for fiscal year 2021, each of the named executive officers agreed to adjustments to reduce to zero bonus payouts attributable to the first two quarters of fiscal year 2021.

Item 8.01 Other Events.

In support of the Company’s initiatives in response to COVID-19, the Board has determined that it will decrease all non-employee director cash compensation payments (annual cash retainer, Board committee chair and member cash compensation, Chairman of the Board cash compensation) by 30% during the first two quarters of fiscal year 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Ltd.

Date: April 2, 2020	By:	/s/ Christopher Collier
		Name:	Christopher Collier
		Title:	Chief Financial Officer

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